November 5, 2021

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2021 Results

Colorado Springs, Colorado –November 5, 2021 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Highlights*

•	Net operating revenue was $116.6 million, an increase of 22% from the three months ended September 30, 2020.
•	Earnings from operations was $25.7 million, an increase of 71% from the three months ended September 30, 2020.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $11.2 million, an increase of 200% from the three months ended September 30, 2020.
•	Adjusted EBITDA** was $33.1 million, an increase of 49% from the three months ended September 30, 2020.
•	Basic and diluted earnings per share were $0.38 and $0.36, respectively.
•	Book value per share*** at September 30, 2021 was $4.59.

COVID-19 Update

The COVID-19 pandemic had an adverse effect on the Company’s 2020 results of operations and financial condition, and has impacted the Company’s results of operations to a lesser extent in 2021 because the Company’s United States properties were open and operating during this period.

The Company’s Canada properties reopened on June 10, 2021, and its Poland casinos reopened on May 28, 2021. The Company’s casinos in the United States have been open since June 2020.  The Company’s properties have varied their operations based on the governmental health and safety requirements in the jurisdictions in which they are located. Current governmental health and safety requirements in Canada include proof of vaccination or negative rapid test results for entry. The Company’s operations in the United States and Poland have limited health and safety requirements. The duration and ultimate impact of the COVID-19 pandemic otherwise remains uncertain.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

The consolidated results for the three and nine months ended September 30, 2021 and 2020 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,			ended September 30,
Consolidated Results:	2021	2020	% Change	2021	2020	% Change
Net Operating Revenue	$116,610	$95,706	22%	$281,207	$219,466	28%
Earnings (Loss) from Operations	25,727	15,014	71%	52,089	(18,872)	376%
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$11,226	$3,748	200%	$16,662	$(54,715)	131%

Adjusted EBITDA**	$33,056	$22,214	49%	$73,040	$30,036	143%

Earnings (Loss) Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.38	$0.13	192%	$0.56	$(1.85)	130%
Diluted	$0.36	$0.13	177%	$0.54	$(1.85)	129%

The Company plans to relocate its Century Casino Caruthersville casino, currently the last remaining riverboat on open water in Missouri, to a land-based casino with an attached hotel, estimated to open in early 2024, and to build a hotel that will attach onto Century Casino Cape Girardeau, estimated to open in late 2023. The Company estimates project costs of $68.3 million. The Company plans to finance the cost of these projects with cash on hand, financing, or a combination of the two.

“In the third quarter we achieved outstanding results. We achieved our highest quarterly net operating revenue and Adjusted EBITDA** in the Company’s history and a consolidated Adjusted EBITDA margin** of 28.3%. We continue to have a strong balance sheet, with cash over $100 million and no substantial debt maturities before 2026,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We are exploring exciting growth opportunities at our two Missouri properties with plans to build a hotel at each property and a land-based casino in Caruthersville,” Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/12

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of September 30, 2021:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Downs Racetrack and Casino
Century Sports
Century Bets! Inc.
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other

The Company’s net operating revenue increased by $20.9 million, or 22%, and by $61.7 million, or 28%, for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020.  Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020:

	Net Operating Revenue
	For the three months				For the nine months
	ended September 30,		$	%	ended September 30,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$73,897	$62,647	$11,250	18%	$214,969	$139,908	$75,061	54%
Canada	21,368	16,577	4,791	29%	30,031	37,479	(7,448)	(20%)
Poland	21,151	16,339	4,812	30%	35,751	40,793	(5,042)	(12%)
Corporate and Other	194	143	51	36%	456	1,286	(830)	(65%)
Consolidated	$116,610	$95,706	$20,904	22%	$281,207	$219,466	$61,741	28%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/12

The Company’s earnings from operations increased by $10.7 million, or 71%, and by $71.0 million, or 376%, for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020:

	Earnings (Loss) from Operations
	For the three months				For the nine months
	ended September 30,		$	%	ended September 30,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$19,510	$14,707	$4,803	33%	$60,569	$(13,690)	$74,259	542%
Canada	6,793	3,069	3,724	121%	2,354	153	2,201	1439%
Poland	2,642	202	2,440	1208%	(2,526)	(1,708)	(818)	(48%)
Corporate and Other	(3,218)	(2,964)	(254)	(9%)	(8,308)	(3,627)	(4,681)	(129%)
Consolidated	$25,727	$15,014	$10,713	71%	$52,089	$(18,872)	$70,961	376%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $7.5 million, or 200%, and by $71.4 million, or 131%, for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2021,  compared to the three and nine months ended September 30, 2020:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
	ended September 30,		$	%	ended September 30,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$12,389	$7,656	$4,733	62%	$39,486	$(35,999)	$75,485	210%
Canada	5,308	1,880	3,428	182%	265	(4,102)	4,367	107%
Poland	1,437	86	1,351	1571%	(1,432)	(1,134)	(298)	(26%)
Corporate and Other	(7,908)	(5,874)	(2,034)	(35%)	(21,657)	(13,480)	(8,177)	(61%)
Consolidated	$11,226	$3,748	$7,478	200%	$16,662	$(54,715)	$71,377	131%

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/12

Adjusted EBITDA** increased by $10.8 million, or 49%, and by $43.0 million, or 143%, for the three and nine months ended September 30, 2021 compared to the three and nine months ended September 30, 2020.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2021 compared to the three and nine months ended September 30, 2020:

	Adjusted EBITDA**
	For the three months				For the nine months
	ended September 30,		$	%	ended September 30,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$24,209	$19,222	$4,987	26%	$74,585	$30,073	$44,512	148%
Canada	7,966	4,425	3,541	80%	6,112	7,451	(1,339)	(18%)
Poland	3,005	981	2,024	206%	(603)	575	(1,178)	(205%)
Corporate and Other	(2,124)	(2,414)	290	12%	(7,054)	(8,063)	1,009	13%
Consolidated	$33,056	$22,214	$10,842	49%	$73,040	$30,036	$43,004	143%

Balance Sheet and Liquidity

As of September 30, 2021, the Company had $100.8 million in cash and cash equivalents and  $182.4 million in outstanding debt on its balance sheet compared to $63.4 million in cash and cash equivalents and $184.6 million in outstanding debt at December 31, 2020.  The outstanding debt as of September 30, 2021 included $167.0 million related to the Company’s credit agreement with Macquarie,  $0.5 million of bank debt related to Casinos Poland, $7.7 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $15.3 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $8.1 million in deferred financing costs. The Company also has a $280.9 million long-term financing obligation under its triple net master lease (“Master Lease”).

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2021 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the third quarter results on its website at www.cnty.com/investor/presentations/.

The Company will host its third quarter 2021 earnings conference call today, Friday, November 5, at 8:00 am MDT. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November  30, 2021 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings (Loss)

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2021	2020	2021	2020
Operating revenue:
Net operating revenue	$116,610	$95,706	$281,207	$219,466
Operating costs and expenses:
Total operating costs and expenses	90,883	80,692	229,118	238,338
Earnings (loss) from operations	25,727	15,014	52,089	(18,872)
Non-operating (expense) income, net	(10,755)	(10,630)	(31,528)	(32,496)
Earnings (loss) before income taxes	14,972	4,384	20,561	(51,368)
Income tax provision	(2,593)	(428)	(3,813)	(3,535)
Net earnings (loss)	12,379	3,956	16,748	(54,903)
Net (earnings) loss attributable to non-controlling interests	(1,153)	(208)	(86)	188
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$11,226	$3,748	$16,662	$(54,715)

Earnings (loss) per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.38	$0.13	$0.56	$(1.85)
Diluted	$0.36	$0.13	$0.54	$(1.85)

Weighted average common shares
Basic	29,598	29,576	29,584	29,553
Diluted	31,242	29,709	31,059	29,553

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2021	2020
Assets
Current assets	$129,216	$94,622
Property and equipment, net	475,032	485,248
Other assets	93,614	100,890
Total assets	$697,862	$680,760

Liabilities and Equity
Current liabilities	$59,514	$60,163
Non-current liabilities	494,596	493,614
Century Casinos, Inc. shareholders' equity	135,937	118,154
Non-controlling interests	7,815	8,829
Total liabilities and equity	$697,862	$680,760

6/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDA Margins **

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
United States	33%	31%	35%	22%
Canada	37%	27%	20%	20%
Poland	14%	6%	(2%)	1%
Corporate and Other	(1095%)	(1688%)	(1547%)	(627%)
Consolidated	28%	23%	26%	14%

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$12,389	$5,308	$1,437	$(7,908)	$11,226
Interest expense (income), net (1)	7,121	560	(355)	3,294	10,620
Income taxes	—	499	674	1,420	2,593
Depreciation and amortization	4,699	1,217	760	108	6,784
Net earnings attributable to non-controlling interests	—	435	718	—	1,153
Non-cash stock-based compensation	—	—	—	986	986
Gain on foreign currency transactions, cost recovery income and other	—	(57)	(232)	(24)	(313)
Loss on disposition of fixed assets	—	4	3	—	7
Adjusted EBITDA	$24,209	$7,966	$3,005	$(2,124)	$33,056

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $6.3 million and $0.4 million, respectively, for the period presented.

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$7,656	$1,880	$86	$(5,874)	$3,748
Interest expense (income), net (1)	7,051	525	6	3,005	10,587
Income taxes (benefit)	—	469	123	(164)	428
Depreciation and amortization	4,506	1,345	777	196	6,824
Net earnings attributable to non-controlling interests	—	165	43	—	208
Non-cash stock-based compensation	—	—	—	354	354
Loss (gain) on foreign currency transactions and cost recovery income	—	30	(56)	69	43
Loss on disposition of fixed assets	9	11	2	—	22
Adjusted EBITDA	$19,222	$4,425	$981	$(2,414)	$22,214

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $6.2 million and $0.4 million, respectively, for the period presented.

8/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$39,486	$265	$(1,432)	$(21,657)	$16,662
Interest expense (income), net (1)	21,083	1,263	(341)	9,825	31,830
Income taxes (benefit)	—	661	(216)	3,368	3,813
Depreciation and amortization	13,734	3,689	2,320	317	20,060
Net earnings (loss) attributable to non-controlling interests	—	802	(716)	—	86
Non-cash stock-based compensation	—	—	—	1,568	1,568
Gain on foreign currency transactions, cost recovery income and other	—	(604)	(221)	(436)	(1,261)
Loss (gain) on disposition of fixed assets	282	36	3	(39)	282
Adjusted EBITDA	$74,585	$6,112	$(603)	$(7,054)	$73,040

(1)

Expense of $21.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.2 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $16.8 million and $1.3 million, respectively, for the period presented.

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Loss Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net loss attributable to Century Casinos, Inc. shareholders	$(35,999)	$(4,102)	$(1,134)	$(13,480)	$(54,715)
Interest expense (income), net (1)	21,286	1,504	23	9,719	32,532
Income taxes (benefit)	1,023	2,281	(123)	354	3,535
Depreciation and amortization	13,008	3,973	2,279	463	19,723
Net earnings (loss) attributable to non-controlling interests	—	377	(565)	—	(188)
Non-cash stock-based compensation	—	—	—	589	589
Loss (gain) on foreign currency transactions and cost recovery income	—	101	91	(6,976)	(6,784)
Impairment - intangible and tangible assets (2)	30,746	3,375	—	1,000	35,121
Loss (gain) on disposition of fixed assets	9	(58)	4	2	(43)
Acquisition costs	—	—	—	266	266
Adjusted EBITDA	$30,073	$7,451	$575	$(8,063)	$30,036

(1)

Expense of $21.3 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $16.7 million and $1.3 million, respectively, for the period presented.

(2)

Expense of $30.7 million and $3.4 million is included in the United States and Canada segments, respectively, related to the impairment of goodwill and intangible assets.  Expense of $1.0 million is included in the Corporate and Other segment related to the impairment of the Company’s investment in Mendoza Central Entretenimientos S.A.

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company has an agreement to operate two ship-based casinos. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, the hotel and casino projects in Missouri, statements regarding future results of operations, including statements about operating margins, the impact of the current coronavirus (COVID-19) pandemic, estimates of the financial impact of COVID-19, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, our credit agreement with Macquarie and obligations under our Master Lease and our ability to repay our debt and other obligations, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

12/12